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Exhibit 1.1

COLONIAL REALTY LIMITED PARTNERSHIP
(a Delaware Limited Partnership)

Debt Securities

UNDERWRITING AGREEMENT

April 1, 2003

WACHOVIA SECURITIES, INC.
SALOMON SMITH BARNEY INC.
BEAR, STEARNS & CO. INC.
AMSOUTH BANK
MERRILL LYNCH, PIERCE, FENNER & SMITH
                                INCORPORATED
PNC CAPITAL MARKETS, INC.
SOUTHTRUST SECURITIES, INC.
WELLS FARGO BROKERAGE SERVICES, LLC

c/o	Wachovia Securities, Inc. One Wachovia Center 301 South College Street Charlotte, North Carolina 28288
and
Salomon Smith Barney Inc. 388 Greenwich Street New York, New York 10013

Ladies and Gentlemen:

        Colonial Realty Limited Partnership, a limited partnership organized under the laws of the State of Delaware (the "Operating Partnership"), proposes to issue and sell debt securities ("Securities"), from time to time, in one or more offerings on terms to be determined at the time of sale. The Securities will be issued under an indenture dated as of July 22, 1996 and a first supplemental indenture dated as of December 31, 1998 between the Operating Partnership and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (collectively, the "Indenture"). Colonial Properties Trust, an Alabama real estate investment trust (the "Company"), is a limited partner and the general partner of the Operating Partnership. As used herein, "you" and "your", unless the context otherwise requires, shall mean the parties to whom this underwriting agreement (this "Agreement") is addressed together with the other parties, if any, identified in the applicable Terms Agreement (as defined herein) as additional co-managers with respect to Underwritten Securities (as hereinafter defined) purchased pursuant thereto.

        Whenever the Operating Partnership determines to make an offering of Securities through you or through an underwriting syndicate managed by you, the Operating Partnership will enter into an agreement (the "Terms Agreement") providing for the sale of such Securities (the "Underwritten Securities") to, and the purchase and offering thereof by, you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (the "Underwriters", which term shall include you whether acting alone in the sale of the Underwritten Securities or as a member of an underwriting syndicate and any Underwriter substituted pursuant to Section 10 hereof). The Terms Agreement relating to the offering of Underwritten Securities shall specify the principal amount of Underwritten Securities of each series to be issued (the "Underwritten Securities"), the names of the Underwriters participating in such offering (subject to substitution as provided in Section 10 hereof), the principal amount of Underwritten Securities which each such Underwriter severally agrees to purchase, the names of such of you or such other Underwriters acting as co-managers, if any, in connection with such offering, the price at which the Underwritten Securities are to be purchased by the Underwriters from the Operating Partnership, the initial public offering price, if any, the time, date and place of delivery and payment, any delayed delivery arrangements and any other variable terms of the Underwritten Securities (including but not limited to, aggregate principal amount, maturity date, interest rate or formula and timing of payments thereof, current ratings, conversion, exchange or redemption provisions and any other variable terms which the Indenture contemplates may be set forth in the Securities). The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and the Operating Partnership. Each offering of Underwritten Securities through you or through an underwriting syndicate managed by you will be governed by this Agreement, as supplemented by the applicable Terms Agreement.

        The Operating Partnership has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-37922, which also constitutes a post-effective amendment to a previous registration statement No. 333-42049 pursuant to Rule 429 of the 1933 Act Regulations (as defined below)) for the registration of up to $400,000,000 of the Operating Partnership's debt securities, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and the Operating Partnership has filed such amendments thereto as may have been required prior to the execution of the applicable Terms Agreement. Such registration statements (as amended, if applicable) have been declared effective by the Commission and the Indenture qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statements and the prospectus constituting a part thereof, in each case as supplemented by a prospectus supplement relating to the offering of Underwritten Securities (the "Prospectus Supplement"), including in each case all documents incorporated therein by reference as of the date of the Prospectus Supplement and as of the applicable Closing Time, and the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) or Rule 434 of the 1933 Act Regulations as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, are collectively referred to herein as the "Registration Statement" and the "Prospectus", respectively; provided, however, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of Underwritten Securities to which it relates. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. If the Operating Partnership elects to rely on Rule 434 under the 1933 Act Regulations, all references to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the abbreviated term sheet, taken together, provided to the Underwriters by the Operating Partnership in reliance on Rule 434 under the 1933 Act (the "Rule 434 Prospectus"). If the Operating Partnership files a registration statement to register a portion of the debt securities and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to be the registration statement referred to above (No. 333-37922) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the 1933 Act.

        Section 1.    Representations and Warranties.

        (a)  The Operating Partnership represents and warrants to you, as of the date hereof, and to you and each other Underwriter named in the applicable Terms Agreement, as of the date thereof, as of each Closing Time (as defined below) (in each case, a "Representation Date") and, as follows:

          (i)    The Registration Statement and the Prospectus, at the time the Registration Statement became effective and at each time thereafter on which the Operating Partnership filed an Annual Report on Form 10-K with the Commission, complied, and as of each Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; the Registration Statement, at the time the Registration Statement became effective and at each time thereafter on which the Operating Partnership filed an Annual Report on Form 10-K with the Commission, did not, and at each time thereafter on which any amendment to the Registration Statement becomes effective or the Operating Partnership files an Annual Report on Form 10-K with the Commission and as of each Representation Date, and at the Closing Time, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of the date hereof, does not, and as of each Representation Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Operating Partnership in writing by any Underwriter through you expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification under the 1939 Act (Form T-1) of the trustee under the Indenture.

          (ii)  The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations; and there have been no disagreements with any accountants or "reportable events" (as defined in Item 304 of Regulation S-K promulgated by the Commission), in either case as required to be disclosed in the Prospectus or elsewhere pursuant to such Item 304.

          (iii) The historical financial statements of the Operating Partnership included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Operating Partnership and its consolidated subsidiaries as of the dates indicated and the results of operations for the periods specified; except as otherwise stated in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and comply with the applicable accounting requirements of the 1933 Act (including, without limitation, Rule 3-14 of Regulation S-X promulgated by the Commission), and all adjustments necessary for a fair presentation of the results for such periods have been made; the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein; and the selected financial data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the related financial statements presented therein.

          (iv) The historical summaries of revenue and certain operating expenses included or incorporated by reference in the Registration Statement and the Prospectus present fairly the revenue and those operating expenses included in such summaries of the properties related thereto for the periods specified in conformity with generally accepted accounting principles.

          (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Operating Partnership and its Subsidiaries (which term, as used in this Agreement, includes majority-owned corporations, partnerships and other entities, including Colonial Properties Services Limited Partnership (the "Management Partnership") and Colonial Properties Services, Inc. (the "Management Corporation"), and includes direct and indirect Subsidiaries, if any) considered as one enterprise, or any of the real property or improvements thereon owned by either the Operating Partnership or any of its Subsidiaries (each individually a "Property" and collectively the "Properties"), whether or not arising in the ordinary course of business, (b) no material casualty loss or material condemnation or other material adverse event with respect to any of the Properties has occurred, and (c) there have been no transactions entered into by the Operating Partnership or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Operating Partnership, and its Subsidiaries considered as one enterprise.

          (vi) The Agreement of Limited Partnership of the Operating Partnership, as amended and restated (the "Agreement of Limited Partnership"), has been duly and validly authorized, executed and delivered by the Company, as general partner of the Operating Partnership, and is a valid and binding agreement of the Company and such limited partners of the Operating Partnership, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought. The Operating Partnership has been duly formed and is validly existing and is in good standing under the laws of the State of Delaware, has power and authority to own, lease and operate its Properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Operating Partnership and its Subsidiaries considered as one enterprise.

          (vii) Each Subsidiary of the Operating Partnership has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its Properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Operating Partnership and its Subsidiaries considered as one enterprise. Except as otherwise stated in the Prospectus, all of the issued and outstanding capital stock or other ownership interests in each such Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Operating Partnership, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for security interests granted in respect of indebtedness of the Operating Partnership or any of its Subsidiaries and described in the Prospectus.

          (viii) Each of the partnership agreements to which the Operating Partnership or any of its Subsidiaries is a party has been duly authorized, executed and delivered by the parties thereto and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and the execution, delivery and performance of any of such agreements by the Operating Partnership or any of its Subsidiaries, as applicable, did not, at the time of execution and delivery, and does not constitute a breach of, or default under, the charter, by-laws, partnership agreement (or other organizational documents) of such party or any material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court decree.

          (ix) The authorized, issued and outstanding liabilities and partners' capital of the Operating Partnership is as set forth in the applicable prospectus supplement under "Capitalization."

          (x) The Underwritten Securities being sold pursuant to this Agreement and the applicable Terms Agreement have, as of each Representation Date, been duly authorized by the Operating Partnership, and such Underwritten Securities have been duly authorized for issuance and sale pursuant to this Agreement and such Terms Agreement and the Indenture, and such Underwritten Securities, when issued and delivered by the Operating Partnership pursuant to this Agreement against payment of the consideration set forth in such Terms Agreement or any Delayed Delivery Contract (as hereinafter defined), will be valid and legally binding obligations of the Operating Partnership, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors' rights generally and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Underwritten Securities being sold pursuant to the applicable Terms Agreement conform in all material respects to all statements relating thereto contained in the Prospectus.

          (xi) The Indenture has been duly authorized, executed and delivered by the Operating Partnership and constitutes a valid and legally binding agreement of the Operating Partnership enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors' rights generally and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (xii) None of the Operating Partnership or any of its Subsidiaries is in violation of its charter, by-laws, partnership agreement or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Operating Partnership or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Operating Partnership or any of its Subsidiaries is subject, except for any such violation or default that would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Operating Partnership and its Subsidiaries considered as one enterprise, and the execution, delivery and performance of this Agreement, the applicable Terms Agreement or the Indenture, and the consummation of the transactions contemplated herein and therein and compliance by the Operating Partnership with obligations hereunder and thereunder have been duly authorized by all necessary corporate, trust or partnership action, and will not materially conflict with or constitute a material breach of, or material default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Operating Partnership or any of its Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Operating Partnership or any of its Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Operating

  Partnership or any of its Subsidiaries is subject, nor will such action result in any violation of the charter, by-laws, the partnership agreement or other organizational documents of the Operating Partnership or any of its Subsidiaries, or any applicable law, administrative regulation or administrative or court decree.

          (xiii) None of the Operating Partnership or any of its Subsidiaries is required to be registered as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

          (xiv) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Operating Partnership or any of its Subsidiaries threatened against or affecting the Operating Partnership or any of its Subsidiaries which is required to be disclosed in the Prospectus (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Operating Partnership and its Subsidiaries considered as one enterprise, or which might materially and adversely affect the property or assets thereof or which might materially and adversely affect the consummation of this Agreement, the applicable Terms Agreement, or the Indenture, or the transactions contemplated herein or therein; all pending legal or governmental proceedings to which the Operating Partnership or any of its Subsidiaries is a party or of which any property or assets of the Operating Partnership or any of its Subsidiaries is subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Operating Partnership and its Subsidiaries considered as one enterprise; and there are no contracts or documents of the Operating Partnership or any of its Subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

          (xv) The Operating Partnership and its Subsidiaries own or possess any trademarks, service marks, trade names or copyrights required in order to conduct their respective businesses as described in the Prospectus, other than those the failure to possess or own would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Operating Partnership and its Subsidiaries considered as one enterprise.

          (xvi) No authorization, approval, permit or consent of any court or governmental authority or agency is necessary in connection with the consummation by the Operating Partnership of the transactions contemplated by this Agreement, the applicable Terms Agreement, or the Indenture, except such as have been obtained or as may be required under the 1933 Act or the 1933 Act Regulations, the 1939 Act, state securities laws, real estate syndication laws or under the rules and regulations of the National Association of Securities Dealers, Inc.

          (xvii) The Operating Partnership and its Subsidiaries possess such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses as described in the Prospectus, other than those the failure to possess or own would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Operating Partnership and its Subsidiaries considered as one enterprise, and neither the Operating Partnership nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Operating Partnership and its Subsidiaries considered as one enterprise.

          (xviii) The Operating Partnership has full right, power and authority under its organizational documents to enter into this Agreement and the applicable Terms Agreement and the Delayed Delivery Contracts, if any, and this Agreement has been, and as of each Representation Date, the applicable Terms Agreement and the Delayed Delivery Contracts, if any, will have been, duly authorized, executed and delivered by the Operating Partnership.

          (xix) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date or Closing Time or during the period specified in Section 3(f), did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (xx) There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement.

          (xxi) None of the Operating Partnership or any of its Subsidiaries, or any of the officers, directors, trustees or partners thereof has taken nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act or designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Underwritten Securities or facilitation of the sale or resale of the Underwritten Securities.

          (xxii) Except as otherwise disclosed in the Prospectus and except as would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Operating Partnership and its Subsidiaries considered as one enterprise: (a) except for the portions of Macon Mall, Bel Air Mall and Fashion Square Mall that are leased by the Operating Partnership pursuant to long-term subordinated ground leases, the Operating Partnership or its Subsidiaries have good and marketable title in fee simple to all real property and improvements described in the Prospectus as being owned in fee and, at the Closing Time, the Operating Partnership and its Subsidiaries will have good and marketable title in fee simple to all real property and improvements as described in the Prospectus as being owned in fee; (b) all liens, charges, encumbrances, claims or restrictions on or affecting the real property and improvements owned by the Operating Partnership or any of its Subsidiaries which are required to be disclosed in the Prospectus are disclosed therein; (c) none of the Operating Partnership or any of its Subsidiaries, or to the knowledge of the Operating Partnership, any lessee of any portion of the real property or improvements owned by the Operating Partnership or any of its Subsidiaries, is in default under any of the leases pursuant to which the Operating Partnership or any of its Subsidiaries leases such real property or improvements, and the Operating Partnership and its Subsidiaries know of no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases; (d) all the real property and improvements owned by the Operating Partnership or its Subsidiaries comply with all applicable codes and zoning laws and regulations; and (e) the Operating Partnership and its Subsidiaries have no knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that would in any manner affect the size of, use of, improvements on, construction on, or access to any of the real property or improvements owned by the Operating Partnership, any of its Subsidiaries or the Operating Partnership.

          (xxiii) The Operating Partnership or its Subsidiaries has adequate title insurance on each Property owned in fee by the Operating Partnership or its Subsidiaries.

          (xxiv) Except as otherwise disclosed in the Prospectus, the Operating Partnership has no knowledge of: (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the Properties or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring on or from the Properties as a result of any construction on or operation and use of the Properties, which presence or occurrence would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Operating Partnership and its Subsidiaries considered as one enterprise; and in connection with the construction on or operation and use of the Properties, the Operating Partnership has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials that could have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Operating Partnership and its Subsidiaries considered as one enterprise.

        (b)  Any certificate signed by any officer of the Company in such capacity or as general partner of the Operating Partnership and delivered to you or to counsel for the Underwriters in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by the Operating Partnership, as the case may be, to each Underwriter participating in such offering as to the matters covered thereby on the date of such certificate.

        Section 2.    Purchase and Sale.

        (a)  The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

        (b)  Payment of the purchase price for, and delivery of, the Underwritten Securities to be purchased by the Underwriters shall be made at the office of Sidley Austin Brown & Wood llp, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by you and the Operating Partnership, at 9:00 A.M., New York City time, on the third business day (unless postponed in accordance with the provisions of Section 10 following the date of the applicable Terms Agreement or, if pricing takes place after 4:30 p.m. New York City time on the date of the applicable Terms Agreement, on the fourth business day (unless postponed in accordance with the provisions of Section 10 following the date of the applicable Terms Agreement or at such other time as shall be agreed upon by you and the Operating Partnership (each such time and date being referred to as a "Closing Time"). Unless otherwise specified in the applicable Terms Agreement, payment shall be made by wire transfer of immediately available funds to the Operating Partnership against delivery to you for the respective accounts of the Underwriters for the Underwritten Securities to be purchased by them. The Underwritten Securities shall be in such authorized denominations and registered in such names as you may request in writing at least one business day prior to the applicable Closing Time or Date of Delivery, as the case may be. The Underwritten Securities, which may be in temporary form, will be made available for examination and packaging by you on or before the first business day prior to the Closing Time or Date of Delivery, as the case may be.

        (c)  If authorized by the applicable Terms Agreement, the Underwriters named therein may solicit offers to purchase Underwritten Securities from the Operating Partnership pursuant to delayed delivery contracts ("Delayed Delivery Contracts") substantially in the form of Exhibit B hereto with such changes therein as the Operating Partnership may approve. As compensation for arranging Delayed Delivery Contracts, the Operating Partnership will pay to you at Closing Time, for the respective accounts of the Underwriters, a fee specified in the applicable Terms Agreement for each of the

Underwritten Securities for which Delayed Delivery Contracts are made at the Closing Time as is specified in the applicable Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors of the types described in the Prospectus. At the Closing Time, the Operating Partnership will enter into Delayed Delivery Contracts (for not less than the minimum principal amount of Underwritten Securities per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Operating Partnership as provided below, but not for an aggregate principal amount of Underwritten Securities in excess of that specified in the applicable Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

        You shall submit to the Operating Partnership, at least two business days prior to the Closing Time, the names of any institutional investors with which it is proposed that the Operating Partnership will enter into Delayed Delivery Contracts and the number of Underwritten Securities to be purchased by each of them, and the Operating Partnership will advise you, at least two business days prior to the Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Operating Partnership and the number of Underwritten Securities to be covered by each such Delayed Delivery Contract.

        The principal amount of Underwritten Securities agreed to be purchased by the several Underwriters pursuant to the applicable Terms Agreement shall be reduced by the principal amount of Underwritten Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by you to the Operating Partnership; provided, however, that the total principal amount of Underwritten Securities to be purchased by all Underwriters shall be the total principal amount of Underwritten Securities covered by the applicable Terms Agreement, less the principal amount of Underwritten Securities covered by Delayed Delivery Contracts.

        Section 3.    Covenants of the Operating Partnership.    The Operating Partnership covenants with you, and with each Underwriter participating in the offering of Underwritten Securities, as follows:

        (a)  Immediately following the execution of the applicable Terms Agreement, the Operating Partnership will prepare a Prospectus Supplement setting forth the principal amount of Underwritten Securities covered thereby and their terms not otherwise specified in the Prospectus pursuant to which the Underwritten Securities are being issued, the names of the Underwriters participating in the offering and the principal amount of Underwritten Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Underwritten Securities are to be purchased by the Underwriters from the Operating Partnership, the initial public offering price, if any, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as you and the Operating Partnership deem appropriate in connection with the offering of the Underwritten Securities; and the Operating Partnership will, by the close of business in New York on the business day immediately succeeding the date of the applicable Terms Agreement, transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus (including such Prospectus Supplement) as you shall reasonably request. If the Operating Partnership elects to rely on Rule 434 under the 1933 Act Regulations, the Operating Partnership will prepare an abbreviated term sheet that complies with the requirements of Rule 434 under the 1933 Act Regulations and will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such number as the Underwriters may reasonably request, and file or transmit for filing with the Commission the form of Prospectus complying with Rule 434(c)(2) of the 1933 Act Regulations in accordance with Rule 424(b) of the 1933 Act Regulations by the close of business in New York on the business day immediately succeeding the date of the applicable Terms Agreement.

        (b)  The Operating Partnership will notify you immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any Prospectus Supplement or other supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) the receipt of any comments from the Commission, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Operating Partnership will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

        (c)  At any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, the Operating Partnership will give you notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act, 1934 Act or otherwise (including any revised Prospectus which the Operating Partnership proposes for use by the Underwriters in connection with an offering of Underwritten Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement first becomes effective, whether or not such revised Prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations, or any abbreviated term sheet prepared in reliance on Rule 434 of the 1933 Act Regulations), and will furnish you with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or preparation, as the case may be, and will not file or prepare any such amendment or supplement or other documents in a form to which you or counsel for the Underwriters shall reasonably object.

        (d)  The Operating Partnership will deliver to each Underwriter as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as such Underwriter reasonably requests.

        (e)  The Operating Partnership will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.

        (f)    If at any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or counsel for the Operating Partnership, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, then the Operating Partnership will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1933 Act, the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements, and the Operating Partnership will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

        (g)  The Operating Partnership will endeavor, in cooperation with the Underwriters, to qualify the Underwritten Securities, for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions of the United States as you may designate. In each jurisdiction in which the Underwritten Securities have been so qualified, the Operating Partnership will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required for the distribution of the Underwritten Securities; provided, however, that the Operating Partnership shall not be obligated to (A) qualify as a foreign entity in any jurisdiction where it is not so qualified, (B) file any general consent to service of process, or (C) take any action that would subject it to income taxation in any such jurisdiction.

        (h)  With respect to each sale of Underwritten Securities, the Operating Partnership will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Operating Partnership's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement.

        (i)    The Operating Partnership, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

        (j)    Between the date of the applicable Terms Agreement and the completion of distribution of the Underwritten Securities or such other date specified in such Terms Agreement, the Operating Partnership will not, without the prior written consent of Wachovia Securities, Inc. and Salomon Smith Barney Inc., directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, the securities specified in the Terms Agreement.

        Section 4.    Payment of Expenses.    The Operating Partnership will pay all expenses incident to the performance of its obligations under this Agreement or the applicable Terms Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the reproduction and filing of this Agreement and the applicable Terms Agreement, (iii) the preparation, issuance and delivery of the Underwritten Securities to the Underwriters, (iv) the fees and disbursements of the Operating Partnership's counsel and accountants, (v) the qualification of the Underwritten Securities, under securities laws and real estate syndication laws in accordance with the provisions of Section 3(g), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey (if applicable), (vi) the reproduction and delivery to the Underwriters of copies of any Blue Sky Survey (if applicable), (vii) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (viii) any fees charged by nationally recognized statistical rating organizations for the rating of the Securities, (ix) the fees and expenses, if any, incurred with respect to the listing of the Underwritten Securities on any national securities exchange, (x) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. (if applicable) and (xi) any applicable fees and expenses of the Trustee in connection with the Indenture and the Underwritten Securities.

        If the applicable Terms Agreement is terminated by you in accordance with the provisions of Section 5, Section 9(b)(i) or 9(b)(ii), the Operating Partnership shall reimburse the Underwriters named in such Terms Agreement for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

        Section 5.    Conditions of Underwriters' Obligations.    The several obligations of the Underwriters to purchase Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties of the Operating Partnership herein contained, to the accuracy of the statements of the Company's officers, and on behalf of the Company in its capacity as general partner of the Operating Partnership, made in any certificate pursuant to the provisions hereof, to the performance by the Operating Partnership of all of its covenants and other obligations hereunder, and to the following further conditions:

        (a)  At Closing Time and at any Date of Delivery, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, (ii) at Closing Time, the Underwritten Securities shall have the ratings accorded by any "nationally recognized statistical rating organization," as defined by the Commission for purposes of rule 436(g)(2) of the 1933 Act Regulations, if and as specified in the applicable Terms Agreement, and the Operating Partnership shall have delivered to Wachovia Securities, Inc. and Salomon Smith Barney Inc. a letter, dated as of such date, from each such rating organization, or other evidence satisfactory to Wachovia Securities, Inc. and Salomon Smith Barney Inc., confirming that the Underwritten Securities have such ratings. Since the time of execution of such Terms Agreement, there shall have not occurred a downgrading in the rating assigned to the Underwritten Securities or any of the Operating Partnership's other securities or any of the Company's securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review its rating of the Underwritten Securities or any of the Operating Partnership's other securities or any of the Company's securities, and (iii) there shall not have come to your attention any facts that would reasonably cause you to believe that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to purchasers of the Underwritten Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

        (b)  At Closing Time, you shall have received:

          (1) The favorable opinion, dated as of Closing Time, of Hogan & Hartson L.L.P., counsel for the Company and the Operating Partnership, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

            (i) The Company has been duly organized and is validly existing as a real estate investment trust under the laws of the State of Alabama. Based solely on the certificates of public officials, the Company is authorized to transact business in the States of Florida and Georgia as of the dates of the respective certificates specified in such opinion.

            (ii) The Management Corporation was incorporated and is validly existing under the laws of the State of Alabama. The Management Corporation is authorized to transact business in the State of Florida as of the date of the certificate specified in such opinion.

            (iii) Each of the Operating Partnership and the Management Partnership was formed and is validly existing as a partnership under the laws of the State of Delaware as of the dates of the respective certificates specified in such opinion. Each of the Operating Partnership and the Management Partnership is in good standing under the laws of the State of Delaware as of the dates of the respective certificates specified in such opinion. Based solely on certificates of public officials, each of the Operating Partnership and the Management Partnership is registered to do business in Alabama, and the Operating Partnership is authorized to transact business in the States of Florida and Georgia as of the dates of the respective certificates specified in such opinion. The Management Partnership is authorized to transact business in the State of Florida as of the date of the certificate specified in such opinion.

            (iv) Each of the Company and the Management Corporation has full trust or corporate power to own, lease or operate the Properties and to conduct its business as described in the Prospectus. The Management Partnership has the partnership power and partnership authority under its partnership agreement and the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") to conduct its business as described in the Prospectus. The Operating Partnership has the partnership power and partnership authority under the Agreement of Limited Partnership and the Delaware Act to own, lease and operate the Properties and to conduct its business as described in the Prospectus.

            (v) Each of this Agreement, the applicable Terms Agreement and the Delayed Delivery Contracts, if any, has been duly authorized, executed and delivered on behalf of the Operating Partnership.

            (vi) The issuance and sale of the Underwritten Securities being sold pursuant to this Agreement and the applicable Terms Agreement have been duly and validly authorized by all necessary corporate action on the part of the Operating Partnership; and such Underwritten Securities, when issued, authenticated and delivered in accordance with the Indenture and against payment of the consideration set forth in such Terms Agreement or any Delayed Delivery Contract, will be entitled to the benefits of the Indenture and will constitute valid and binding obligations of the Operating Partnership enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors' rights generally and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (vii) The Indenture has been duly authorized, executed and delivered by the Operating Partnership, and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Operating Partnership enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors' rights generally and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (viii) Except as set forth in the Prospectus, to such counsel's knowledge, based on an officer's certificate from the Company as general partner of the Operating Partnership, there are no proceedings before or by any court, governmental agency, or arbitrator pending or threatened against the Operating Partnership or any of its Subsidiaries which, if determined adversely to the Operating Partnership or any of its Subsidiaries, would have a material adverse effect on the financial condition, results of operations or business of the Operating Partnership and its Subsidiaries, considered as one enterprise.

            (ix) The Registration Statement became effective under the 1933 Act as of the date specified in such opinion, the Indenture has been qualified under the 1939 Act, the required filing of the Prospectus pursuant to Rule 424 of the 1933 Act Regulations has been made in the manner and within the time period required by Rule 424(b), and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or has been threatened by the Commission.

            (x) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, and other financial information and data included therein or omitted therefrom, as to which such counsel need not express an opinion) complied as to form in all material respects with the requirements for registration statements on Form S-3 under the 1933 Act, the 1939 Act, the 1933 Act Regulations and the 1939 Act Regulations.

            (xi) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules and other financial information and data included therein or omitted therefrom, as to which such counsel need not express an opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder.

            (xii) The Underwritten Securities conform in all material respects to the description thereof contained in the Prospectus and the Prospectus Supplement.

            (xiii) The execution, delivery and performance as of the date hereof by the Operating Partnership of this Agreement and the Terms Agreement, do not (i) result in a breach of or a default under any of the agreements filed as Exhibits 4.1, 4.2, 10.1, 10.2.1, 10.2.2, 10.2.3, 10.2.4, 10.2.5, 10.2.6, 10.2.7, 10.2.8, 10.2.9, 10.2.10, 10.2.11, 10.2.12 and 10.2.13 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002, (ii) violate the provisions of the declaration of trust, articles of incorporation, charter, partnership agreement or by-laws of the Company, the Operating Partnership, the Management Partnership or the Management Corporation, or (iii) to such counsel's knowledge, violate any order, statute, rule or regulation of any federal or Delaware court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of the Properties. The foregoing opinion shall not be deemed to address any federal securities law matters specifically covered elsewhere in such counsel's opinion letter. Except for the registration of the Underwritten Securities under the 1933 Act and the qualification of the Indenture under the 1939 Act and such filings, consents, approvals, authorizations, registrations or qualifications as have been made or obtained prior to the date of such counsel's opinion, or may be required under the 1934 Act, the Investment Company Act of 1940, as amended ("the 1940 Act") and applicable state securities laws (as to which such counsel need not express an opinion) in connection with the purchase and distribution of the Underwritten Securities, no consent, approval, authorization or order of, or filing or registration with, the Commission or any Delaware court or governmental agency or body is required to be obtained or made by the Operating Partnership for the execution, delivery and performance as of the date hereof of this Agreement and the applicable Terms Agreement by the Operating Partnership, and the consummation of the transactions contemplated hereby and thereby.

            (xiv) Neither the Operating Partnership nor any of its Subsidiaries is an "investment company" as such term is defined in the 1940 Act.

          (2) The favorable opinion, dated as of Closing Time, of Leitman, Siegal & Payne, P.C., special real estate counsel to the Company and Operating Partnership and, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

            (i) The issuance and sale of the Underwritten Securities being delivered on such Date of Delivery by the Operating Partnership and the compliance by the Operating Partnership with all the provisions of this Agreement and the consummation of the transactions contemplated hereby did not and will not result in a breach or violation of any of the terms of provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Properties or any other properties or assets of the Operating Partnership or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Operating Partnership or any of its Subsidiaries is a party or by which the Operating Partnership or any of its Subsidiaries is bound or to which any of the Properties is subject.

            (ii) The descriptions of or references to any contracts, indentures, mortgages, loan agreements, notes, leases or other instruments described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, are correct in all material respects, and, to the best of their knowledge and information, no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed which would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Operating Partnership and its Subsidiaries considered as one enterprise.

          (3) The favorable opinion, dated as of Closing Time, of Sidley Austin Brown & Wood llp, counsel for the Underwriters, with respect to the matters set forth in (v) to (x), inclusive, of subsection (b)(1).

          (4) In giving their opinions required by subsections (b)(1), (b)(2) and (b)(3), respectively, of this Section, Hogan & Hartson L.L.P., Leitman, Siegal & Payne, P.C. and Sidley Austin Brown & Wood llp shall each additionally state that no facts have has come to their attention which causes them to believe that the Registration Statement (except for financial statements and schedules and other financial data, as to which counsel need make no statement) at the time it became effective (or, if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Operating Partnership with the Commission subsequent to the effectiveness of the Registration Statement, then at the time such amendment becomes effective or at the time of the most recent filing of such Annual Report, as the case may be) or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data, as to which counsel need make no statement), at the Representation Date or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Hogan & Hartson L.L.P. shall additionally state that no facts have come to their attention which causes them to believe that, (x) there are any legal or governmental proceedings pending or threatened against the Operating Partnership that are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein, or (y) there are any contracts entered into by the Company or the Operating Partnership after July 30, 1997 of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to therein or so filed; provided that in making the foregoing statements (which shall not constitute an opinion), such counsel need not express any views as to the financial statements and supporting schedules and other financial data included in or omitted from the Registration Statement or the Prospectus. In giving their opinions required by subsections (b)(1), (b)(2) and (b)(3), respectively, of this Section, Hogan & Hartson L.L.P., Leitman, Siegal & Payne, P.C. and Sidley Austin Brown & Wood llp may rely, (1) as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Operating Partnership, (2) with respect to certain other matters, upon certificates of appropriate government officials in such jurisdiction, and Hogan & Hartson L.L.P. and Sidley Austin Brown & Wood llp may additionally rely, as to matters involving the laws of the State of Alabama, upon the opinion of Sirote & Permutt P.C. (Alabama counsel for the Company and the Operating Partnership) in form and substance satisfactory to counsel for the Underwriters.

          (5) The favorable opinion, dated as of Closing Time, of Sirote & Permutt P.C. (or other counsel reasonably satisfactory to counsel for the Underwriters), in form and substance satisfactory to counsel for the Underwriters, relating to the matters of Alabama law.

        (c)  At Closing Time and any relevant Date of Delivery, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Operating Partnership and its Subsidiaries considered as one enterprise, or any of the Properties, whether or not arising in the ordinary course of business; no proceedings shall be pending or, to the knowledge of the Operating Partnership, threatened against the Operating Partnership, any of its Subsidiaries, or any of the Properties before or by any Federal, state or other commission board or administrative agency wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, financial condition or income of the Operating Partnership and its Subsidiaries, considered as one enterprise or any of the Properties; and you shall have received a certificate of the President and Chief Executive Officer or a Vice President of the Company and of the Senior Vice President and Secretary of the Company in its capacity as general partner of the Operating Partnership, dated as of such Closing Time, to the effect that (i) there has been no such material adverse change and (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though such Closing Time were a Representation Date. As used in this Section 5(c), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Underwritten Securities.

        (d)  At the time of the execution of the applicable Terms Agreement, you shall have received a letter dated such date from PricewaterhouseCoopers LLP, in form and substance reasonably satisfactory to you, to the effect that (i) they are independent public accountants with respect to the Operating Partnership within the meaning of the 1933 Act and the 1933 Act Regulations thereunder; (ii) it is their opinion that the consolidated financial statements and financial statement schedules of the Operating Partnership included or incorporated by reference in the Registration Statement and the Prospectus and audited by them and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) they have performed limited procedures, not constituting an audit, including a reading of the latest available unaudited interim consolidated financial statements of the Operating Partnership, a reading of the minute books of the Operating Partnership, inquiries of certain officials of the Operating Partnership who have responsibility for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such limited review and procedures (which shall include, without limitation, the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, with respect to the unaudited condensed consolidated financial statement of the Operating Partnership included or incorporated by reference in the Registration Statement), nothing has come to their attention which causes them to believe (A) that any material modifications should be made to the unaudited condensed financial statements of the Operating Partnership included in the Registration Statement for them to be in conformity with generally accepted accounting principles or that such unaudited financial statements do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations, or (B) at a specified date not more than three days prior to the execution of the applicable Terms Agreement, there has been any change in capital stock, increase in long-term debt or decrease in consolidated partners' capital of the Operating Partnership, as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus or, during the period from the date of the most recent consolidated statement of operations included or incorporated by reference in the Registration Statement and the Prospectus to a specified date not more than three days prior to the execution of the applicable Terms Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, operating income, net income or in the total or per unit amounts of income before extraordinary items or of net income of the Operating Partnership, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; (iv) they have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301 and 302, respectively, of Regulation S-K; and (v) in addition to the examination referred to in their opinion and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by you, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Operating Partnership identified in such letter.

        (e)  At Closing Time, you shall have received a letter, dated as of Closing Time, from PricewaterhouseCoopers LLP, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the "specified date" referred to shall be a date not more than three days prior to such Closing Time.

        (f)    At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Operating Partnership in connection with the issuance and sale of the Underwritten Securities, as herein contemplated shall be reasonably satisfactory in form and substance to you and counsel for the Underwriters.

        If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by you by notice to the Operating Partnership at any time at or prior to the Closing Time, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

        Section 6.    Indemnification.    (a) The Operating Partnership hereby agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

          (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) or Rule 434 of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission, or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the indemnifying party; and

          (3) against any and all expense whatsoever (including, the fees and disbursements of counsel chosen by you) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceedings by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Operating Partnership by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) and the Prospectus (or any amendment or supplement thereto) or to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification under the 1939 Act (Form T-1) of the trustee under the Indenture; and provided further that the Operating Partnership will not be liable to any Underwriter with respect to the Prospectus to the extent that the Operating Partnership shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of the requirement of this Agreement or applicable law, sold Securities to a person to whom such Underwriter failed to send or give, at or prior to the time of such sale, a copy of the Prospectus, as then amended or supplemented if: (i) the Operating Partnership has previously furnished copies thereof to the Underwriter and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and (ii) such failure to give or send such Prospectus to the party or parties asserting such loss, liability, claim, damage or expense at or prior to the written confirmation of sale would have constituted the sole claim asserted by such person.

        (b)  Each Underwriter severally agrees to indemnify and hold harmless the Operating Partnership, each officer who signed the Registration Statement and each person, if any, who controls the Operating Partnership within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Operating Partnership by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

        (c)  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. In case of such reasonable objection, an indemnified party may select its own counsel and one local counsel, whose fees shall be paid by the indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

        (d)  For purposes of this Section 6, all references to the Registration Statement, any preliminary prospectus or the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include, without limitation, any electronically transmitted copies thereof, including, without limitation, any copies filed with the Commission pursuant to EDGAR.

        Section 7.    Contribution.    In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Operating Partnership and the Underwriters with respect to the offering of the Underwritten Securities shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Operating Partnership and one or more of the Underwriters in respect of such offering, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus in respect of such offering bears to the initial public offering price appearing thereon and the Operating Partnership is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities purchased by it pursuant to the applicable Terms Agreement and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each trustee of the Company in its capacity as general partner of the Operating Partnership, each officer who signed the Registration Statement, and each person, if any, who controls the Operating Partnership within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Operating Partnership. The Underwriter's obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting commitments and not joint.

        Section 8.    Representations, Warranties and Agreements to Survive Delivery.    All representations, warranties and agreements contained in this Agreement or the applicable Terms Agreement, or contained in certificates of officers of the Operating Partnership submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement or the applicable Terms Agreement, or investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Operating Partnership, and shall survive delivery of and payment for the Underwritten Securities.

        Section 9.    Termination of Agreement.    (a) This Agreement (excluding the applicable Terms Agreement) may be terminated for any reason at any time by the Operating Partnership or by you upon the giving of 30 days' written notice of such termination to the other parties hereto.

        (b)  You may also terminate the applicable Terms Agreement, by notice to the Operating Partnership, at any time at or prior to the Closing Time or any Date of Delivery (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Operating Partnership or any of its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if the rating assigned by any "nationally recognized statistical rating organization" to any security of the Company or the Operating Partnership as of the date of the applicable Terms Agreement shall have been lowered since such date or if any such rating organization shall have publicly announced that it has placed any security of the Company or the Operating Partnership on what is commonly termed a "watch list" for possible downgrading; (iii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in your judgment (after notice to the Operating Partnership), impracticable or inadvisable to market the Underwritten Securities or to enforce contracts for the sale of the Underwritten Securities, or (iv) if trading in any of the securities of the Company or the Operating Partnership has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal, New York or Alabama authorities. As used in this Section 9(b), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Underwritten Securities.

        (c)  In the event of any such termination, (x) the covenants set forth in Section 3 with respect to any offering of Underwritten Securities shall remain in effect so long as any Underwriter owns any such Underwritten Securities purchased from the Operating Partnership pursuant to the applicable Terms Agreement and (y) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8 and 13 hereof shall remain in effect.

        Section 10.    Default by One or More of the Underwriters.    If one or more of the Underwriters shall fail at the Closing Time to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), then you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, you shall not have completed such arrangements within such 24-hour period, then:

        (a)  if the total principal amount of Defaulted Securities does not exceed 10% of the total principal amount of Underwritten Securities to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

        (b)  if the total principal amount of Defaulted Securities exceeds 10% of the total principal amount of Underwritten Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

        No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default under this Agreement and the applicable Terms Agreement.

        In the event of any such default which does not result in a termination of the applicable Terms Agreement, either you or the Operating Partnership shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

        Section 11.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed c/o Wachovia Securities, Inc., One

Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288, attention of William Ingram, Managing Director, and Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, attention of Office of General Counsel, phone number (212) 816-5381; and notices to the Operating Partnership shall be directed to it at 2101 6th Avenue North, Suite 750, Birmingham, Alabama, 35203, attention: Chief Financial Officer.

        Section 12.    Parties.    This Agreement and the applicable Terms Agreement shall each inure to the benefit of and be binding upon you, the Operating Partnership and any Underwriter who becomes a party to such Terms Agreement, and their respective successors. Nothing expressed or mentioned in this Agreement or the applicable Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than those referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or such Terms Agreement or any provision herein or therein contained. This Agreement and the applicable Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

        Section 13.    Governing Law and Time.    This Agreement and the applicable Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

        Section 14.    Counterparts.    This Agreement and the applicable Terms Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Operating Partnership a counterpart hereof, whereupon this instrument, along with all counterparts will become a binding agreement between you and the Operating Partnership in accordance with its terms.

Very truly yours,
COLONIAL REALTY LIMITED PARTNERSHIP, the Operating Partnership
By:	Colonial Properties Trust (its general partner)
By:	/s/ HOWARD B. NELSON, JR. Name: Howard B. Nelson, Jr. Title: Chief Financial Officer

CONFIRMED AND ACCEPTED,
    as of the date first
    above written:

WACHOVIA SECURITIES, INC.
SALOMON SMITH BARNEY INC.
BEAR, STEARNS & CO. INC.
AMSOUTH BANK
MERRILL LYNCH, PIERCE, FENNER & SMITH
                            INCORPORATED
PNC CAPITAL MARKETS, INC.
SOUTHTRUST SECURITIES, INC.
WELLS FARGO BROKERAGE SERVICES, LLC

By: Wachovia Securities, Inc.
By:	/s/ WILLIAM INGRAM Name: William Ingram Title: Managing Director
By: Salomon Smith Barney Inc.
By:	/s/ DAN GUGLIELMONE Name: Dan Guglielmone Title: Director

Acting on behalf of themselves and the other named Underwriters.

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  Exhibit 1.1
COLONIAL REALTY LIMITED PARTNERSHIP (a Delaware Limited Partnership) Debt Securities UNDERWRITING AGREEMENT